Exhibit 4.2E

TESLA MOTORS, INC.

WAIVER OF REGISTRATION RIGHTS

DATED AS OF MAY 22, 2011

Reference is hereby made to that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009, as amended to date (the “Investors’ Rights Agreement”), by and among Tesla Motors, Inc., a Delaware corporation (the “Company”) and the investors named therein (which investors include each of the undersigned Holders of Registrable Securities). All capitalized terms used in this Waiver of Registration Rights (this “Waiver”) have the meanings ascribed to such terms in the Investors’ Rights Agreement unless otherwise defined herein. This Waiver shall be dated as of the date on which the Company or its agents receive the last signed counterpart signature page hereto necessary to give effect to the actions contemplated hereby.

WHEREAS: The Company is contemplating a potential registered offering of up to that number of shares of the Company’s common stock, par value $0.001 per share, equal to up to one hundred seventy million U.S. dollars ($170,000,000) divided by the price of shares sold in such offering to be completed on or before July 29, 2011 pursuant to a registration statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission (the “Registered Offering”).

WHEREAS: Pursuant to, and subject to the terms and conditions of, Section 1.3 of the Investors’ Rights Agreement, if the Company proposes to register any of its stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with a public offering of securities, (x) the Company shall, at such time, promptly give each Holder written notice of such registration and (y) the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each Holder of such securities requests to be registered in the public offering (the “Piggyback Registration Rights”).

WHEREAS: Pursuant to Section 5.2 of the Investors’ Rights Agreement, any term of the Investors’ Rights Agreement may be amended or waived with the written consent of (i) the Company and (ii) the holders of at least two-thirds of the Registrable Securities then outstanding, with such amendment or waiver to be binding on all current and future holders of Registrable Securities.

NOW, THEREFORE, BE IT RESOLVED: Pursuant to Section 5.2 of the Investors’ Rights Agreement, the Company and the undersigned holders of Registrable Securities, on their own behalf and on behalf of all current and future holders of their respective Registrable Securities, hereby waive the Piggyback Registration Rights, and all notice and other rights related thereto, with respect to the Registered Offering.

[Signature page immediately follows]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

COMPANY:

TESLA MOTORS, INC.

By:	/s/ Elon Musk

Name:	Elon Musk
Title:	Chief Executive Officer

SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

ELON MUSK REVOCABLE TRUST
DATED JULY 22, 2003

By:	/s/ Elon Musk

Name:	Elon Musk

Title:	Trustee

SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

BLACKSTAR INVESTCO LLC

By:	/s/ Ruben Simmons, Jr.

Name:	Ruben Simmons, Jr.

Title:	President

BLACKSTAR INVESTCO LLC

By:	/s/ Alexander Nediger

Name:	Alexander Nediger

Title:	Assistant Secretary

SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

AL WAHDA CAPITAL INVESTMENT LLC

By:	/s/ Ahmed Saif Al-Darmaki

Name:	Ahmed Saif Al-Darmaki

Title:	General Manager

SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

TOYOTA MOTOR CORPORATION

By:	/s/ Riki Inuzuka

Name:	Riki Inuzuka

Title:	Managing Officer

SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

JASPER HOLDINGS, LLC

By:	/s/ Kimbal Musk

Name:	Kimbal Musk

Title:	Manager

SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS